EXECUTION COPY

CHASE EDUCATION LOAN TRUST 2007-A

STUDENT LOAN-BACKED NOTES, SERIES 2007-A

UNDERWRITING AGREEMENT

June 22, 2007

J.P. Morgan Securities Inc.
As Representative of the
Several Underwriters,
270 Park Avenue 10th Floor
New York, New York 10017

Ladies and Gentlemen:

SECTION 1

Introductory. Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company (the “Depositor”), has formed Chase Education Loan Trust 2007-A (the “Issuer”) to issue $430,000,000 aggregate principal amount of floating rate Class A-1 Asset-Backed Notes (the “Class A-1 Notes”), $217,000,000 aggregate principal amount of floating rate Class A-2 Asset-Backed Notes (the “Class A-2 Notes”), $261,000,000 aggregate principal amount of floating rate Class A-3 Asset-Backed Notes (the “Class A-3 Notes”), $277,000,000 aggregate principal amount of floating rate Class A-4 Asset-Backed Notes (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Class A Notes”) and $36,700,000 aggregate principal amount of floating rate Class B Asset-Backed Notes (the “Class B Notes”) (the “Class B Notes” and, together with the Class A Notes, the “Notes”).

The assets of the Issuer will include, among other things, education loans to students and/or parents of dependent students made under the Federal Family Education Loan Program transferred to the Issuer on the Closing Date (as defined herein) (the “Initial Trust Student Loans”) and from time to time during the Supplemental Purchase Period (the “Additional Trust Student Loans”; together with the Initial Trust Student Loans, the “Trust Student Loans”) and certain monies received thereunder on or after the applicable Cutoff Date. The Initial Pool Balance of the Trust Student Loans will equal approximately $1,168,086,773. The Notes will be issued pursuant to the Indenture to be dated as of July 2, 2007 (as amended and supplemented from time to time, the “Indenture”), among the Issuer, The Bank of New York, not in its individual capacity but solely as eligible lender trustee (the “Eligible Lender Trustee”) and The Bank of New York, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”).

Simultaneously with the issuance and sale of the Notes as described herein, the Issuer will issue certificates (the “Certificates”) representing a fractional undivided ownership interest in the Issuer, pursuant to a trust agreement to be dated as of May 2, 2007 (the “Short-Form Trust Agreement”), among the Depositor, The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), and The Bank of New York Trust Company, N.A., as owner trustee (the “Owner Trustee”), as amended by the Amended and Restated Trust Agreement to be dated as of July 2, 2007 (together with the Short-Form Trust Agreement and as further amended and supplemented from time to time, the “Trust Agreement”), among the Depositor, the Delaware Trustee and the Owner Trustee. The Notes and the Certificates are sometimes referred to collectively herein as the “Securities”.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture.

This is to confirm the agreement concerning the purchase of the Class A Notes and the Class B Notes (collectively, the “Offered Notes”) from the Issuer by the several underwriters named in Schedule I hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”).

SECTION 2

Representations and Warranties of the Depositor. The Depositor represents and warrants to, and agrees with, the Underwriters, that:

(a)

A registration statement on Form S-3 (No. 333-137587) has been filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations under the Act (the “Rules and Regulations”). Such registration statement, as amended, has been declared effective by the Commission. Such registration statement, as amended as of the time it became effective (including without limitation each deemed effective date and time in accordance with Rule 430B(f) of the Rules and Regulations (the “Effective Time”)), including all materials incorporated by reference therein and all information deemed to be part thereof pursuant to Rule 430B of the Rules and Regulations is hereinafter referred to as the “Registration Statement.”  No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission.  The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 of the Rules and Regulations, have been satisfied with respect to the Registration Statement.  The Depositor has filed with the Commission pursuant to Rule 433 of the Rules and Regulations a free-writing prospectus dated June 7, 2007 relating to the sale of the Offered Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act) to which is attached a free-writing base prospectus dated June 7, 2007 (collectively, the “Free-Writing Prospectus”), the term sheet dated as of June 19, 2007 (the “First Term Sheet”) and the term sheet dated June 21, 2007 (the “Second Term Sheet”; together with the First Term Sheet and the Free-Writing Prospectus, the “Preliminary Disclosure Package”). The Depositor proposes to file with the Commission pursuant to Rule 424(b) of the Rules and Regulations a final prospectus supplement dated June 28, 2007 relating to the sale of the Offered Notes (including the static pool information required to be disclosed pursuant to Item 1105 of Regulation AB under the Act, without regard to whether such information is deemed to be a part of the prospectus under Item 1105(d) of Regulation AB under the Act, the “Prospectus Supplement”) accompanied by a base prospectus dated June 28, 2007 (the “Base Prospectus”; together with the Prospectus Supplement, the “Prospectus”).  Any reference in this Underwriting Agreement (the “Agreement”) to the Registration Statement, the Preliminary Disclosure Package or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Time or the date of the Preliminary Disclosure Package or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Disclosure Package or the Prospectus shall be deemed to refer to and include any documents filed after such date and on or prior to the Closing Date (as defined herein) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

(b)

The Registration Statement, at the Effective Time, (i) complied in all material respects with the applicable requirements of (A) the Act, (B) the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (C) the Rules and Regulations and (ii) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Registration Statement in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement.  The Registration Statement, as of the Closing Date, will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(c)

The Preliminary Disclosure Package complied, when filed with the Commission pursuant to Rule 433 of the Rules and Regulations, in all material respects with the applicable requirements of the Rules and Regulations with regard to free writing prospectuses applicable to it. The Prospectus will comply, when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, in all material respects with the applicable requirements of the Act, the Trust Indenture Act and the Rules and Regulations.

(d)

At or prior to the time when sales to purchasers (including, without limitation, contracts of sale) of the Offered Notes were first made by the Underwriters, which was approximately at 11 a.m. (EST) on June 22, 2007 (the “Time of Sale”), the Depositor had prepared the Preliminary Disclosure Package (the “Time of Sale Information”) in connection with the offering of the Offered Notes.  If, at or subsequent to the Time of Sale and prior to the Closing Date, the Time of Sale Information included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as a result investors in the Offered Notes may terminate their old “Contracts of Sale” (within the meaning of Rule 159 under the Act) for any Offered Notes and the Underwriters enter into new Contracts of Sale with investors in the Offered Notes, then “Time of Sale Information” will refer to the information conveyed to investors at the time of entry into the first such new Contract of Sale, in an amended Preliminary Disclosure Package approved by the Depositor and the Representative that corrects such material misstatements or omissions (each, a “Corrected Prospectus”) and “Time of Sale” will refer to the time and date on which such new Contracts of Sale were entered into.

(e)

The Time of Sale Information, at the Time of Sale, did not, and as of the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Time of Sale Information in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Time of Sale Information.

(f)

The Prospectus, as of its date, as of the date of any amendment or supplement thereto and as of the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from the Prospectus or any amendment or supplement thereto in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Prospectus or any amendment to supplement thereto.  In the event the Depositor becomes aware that, as of any Time of Sale, any Time of Sale Information with respect thereto contains or contained any untrue statement of material fact or omits or omitted to state a material fact necessary in order to make the statements contained therein (when read in conjunction with all Time of Sale Information) in the light of the circumstances under which they were made, not misleading (each, a “Defective Prospectus”), the Depositor shall promptly notify the Representative of such untrue statement or omission no later than two Business Days after discovery and the Depositor shall, if requested by the Representative, prepare and deliver to the Underwriters a Corrected Prospectus.

(g)

Other than the Preliminary Disclosure Package and the Prospectus, the Depositor (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Free Writing Prospectus”), other than each Free Writing Prospectus listed on Annex A hereto. Each such Free Writing Prospectus is an “issuer free writing prospectus” within the meaning of Rule 433(h) of the Rules and Regulations (an “Issuer Free Writing Prospectus”).  Each Issuer Free Writing Prospectus listed on Annex A hereto (i) complied in all material respects with the Act, (ii) has been filed, to the extent required by Rule 433(d) of the Rules and Regulations, (iii) did not contain any information that conflicts with information contained in the Registration Statement, including information included pursuant to Rule 430B or Rule 430C, and not superseded or modified and (iv) when taken together with the Preliminary Disclosure Package, such Issuer Free Writing Prospectus, at the Time of Sale, did not include an untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Depositor makes no representation and warranty with respect to information contained in or omitted from each such Issuer Free Writing Prospectus in reliance upon, or in conformity with, information furnished in writing to the Depositor by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of such Issuer Free Writing Prospectus.

(h)

The Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Preliminary Disclosure Package and the Prospectus, and had at all relevant times and has power, authority and legal right to consummate the transactions contemplated therein.

(i)

The Depositor is not in breach or violation of (i) its organizational documents or (ii) any indenture, mortgage, deed or trust, lease, credit or security agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound, or in violation of any applicable law, statute, regulation or ordinance or any governmental body having jurisdiction over it, except where such breach or violation would not have a material adverse effect on the Depositor or on its ability to perform its obligations under the Transaction Documents.

(j)

Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Depositor or any affiliate thereof, any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

(k)

Neither the Depositor nor any of its affiliates has entered into, nor will it enter into, any contractual arrangement with respect to the initial distribution of the Offered Notes, except for this Agreement.

(l)

When the Offered Notes have been duly executed by the Owner Trustee on behalf of the Issuer and, when authenticated by the Indenture Trustee in accordance with the Indenture and delivered upon the order of the Issuer to the Underwriters pursuant to this Agreement, the Offered Notes will be duly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Issuer or in the event of any moratorium or similar occurrence affecting the Issuer and to general principles of equity, and will be entitled to the benefits of the Indenture.

(m)

The direction by the Depositor to the Owner Trustee to execute and authenticate the Certificates has been duly authorized by the Depositor and, when the Certificates have been duly executed, authenticated and delivered by the Owner Trustee or its agent in accordance with the Trust Agreement, the Certificates will be duly issued and entitled to the benefits afforded by the Trust Agreement.

(n)

The execution, delivery and performance by the Depositor of this Agreement and the Transaction Documents to which the Depositor is a party, and the consummation by the Depositor of the transactions provided for herein and therein have been, or will have been, duly authorized by the Depositor by all necessary action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the performance by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach or violation of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the certificate of formation or limited liability company agreement of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any material indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instruments, except, in the case of clauses (ii) and (iii), for any such breaches or conflicts as would not individually or in the aggregate have a material adverse effect on the transactions contemplated hereby or on the ability of the Depositor to consummate such transactions.

(o)

When executed and delivered by the parties thereto, each of the Transaction Documents to which it is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Depositor or in the event of any moratorium or similar occurrence affecting the Depositor and to general principles of equity.

(p)

All approvals, authorizations, consents, orders or other actions of any Person or of any court, governmental agency or body or official (except with respect to the state securities or “blue sky” laws of various jurisdictions), if so required in connection with the execution, delivery and performance of this Agreement and the Transaction Documents to which the Depositor is a party, have been or will be taken or obtained on or prior to the Closing Date.

(q)

As of the Closing Date, the representations and warranties of each of the Depositor, the Issuer, the Master Servicer and the Administrator in the Transaction Documents to which it is a party will be true and correct.

(r)

This Agreement has been duly executed and delivered by the Depositor.

(s)

Neither the Depositor nor the Issuer is an “investment company” or is required to be registered as an "investment company," as such term is defined in the Investment Company Act.

(t)

The Trust Agreement need not be qualified under the Trust Indenture Act.

(u)

The Indenture has been qualified under the Trust Indenture Act.

(v)

On the date on which the first bona fide offer of the Offered Notes is made, the Depositor will not be an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

SECTION 3

Purchase, Sale, Payment and Delivery of the Offered Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, (a) at a purchase price of 99.820% of the principal amount thereof, the principal amount of the Class A-1 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (b) at a purchase price of 99.785% of the principal amount thereof, the principal amount of the Class A-2 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (c) at a purchase price of 99.765% of the principal amount thereof, the principal amount of the Class A-3 Notes set forth opposite the name of such Underwriter in Schedule I hereto, (d) at a purchase price of 99.730% of the principal amount thereof, the principal amount of the Class A-4 Notes set forth opposite the name of such Underwriter in Schedule I hereto and (e) at a purchase price of 99.700% of the principal amount thereof, the principal amount of the Class B Notes set forth opposite the name of such Underwriter in Schedule I hereto plus, in each case, accrued interest at the Class A-1 Rate, Class A-2 Rate, Class A-3 Rate, Class A-4 Rate and Class B Rate, as applicable, from July 2, 2007 to, but excluding, the Closing Date.

The Issuer will deliver the Offered Notes to the Representative for the respective accounts of the Underwriters against payment of the purchase price in immediately available funds drawn to the order of the Issuer at the offices of McKee Nelson LLP in New York, New York at 8:00 a.m., New York City time, on July 2, 2007, or at such other time not later than seven Business Days thereafter as the Representative and the Issuer determine, such time being herein referred to as the “Closing Date.”  The Offered Notes of each class to be so delivered will be initially represented by one or more definitive Offered Notes registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and will be made available for inspection by the Representative at the office where delivery and payment for such Offered Notes is to take place no later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

SECTION 4

Offering by the Underwriters.  It is understood that the Underwriters propose to offer the Offered Notes for sale to the public (which may include selected brokers and dealers) as set forth in the Prospectus.

SECTION 5

Covenants of the Depositor. The Depositor covenants and agrees with the Underwriters that:

(a)

The Depositor will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations within the time prescribed therein and will provide evidence satisfactory to the Representative of such timely filing.  The Depositor will file any Issuer Free Writing Prospectus when and to the extent required by Rule 433(d) of the Rules and Regulations.  Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, other than an Issuer Free Writing Prospectus listed on Annex A, the Depositor will furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus for review and approval.  During any period that a prospectus relating to the Offered Notes is required to be delivered to purchasers of the Offered Notes by the Underwriters and dealers participating in the initial offering and sale of the Offered Notes on the Closing Date under the Act (or required to be delivered but for Rule 172 of the Rules and Regulations) (the “prospectus delivery period”), the Depositor will not file any amendments to the Registration Statement or any amendments or supplements to the Prospectus unless it shall first have delivered copies of such amendments or supplements to the Representative, and if the Representative shall have reasonably objected thereto promptly after receipt thereof, the Depositor will promptly advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective, (ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for any additional information and (iii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Offered Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or “blue sky” law, as soon as the Depositor is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)

If, at any time during the prospectus delivery period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus in order to comply with the Act or the Rules and Regulations, the Depositor promptly will prepare and file with the Commission (subject to the Representative’s prior review pursuant to paragraph (a) of this Section 5), an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

(c)

The Depositor will furnish to the Representative copies of the Registration Statement, the Preliminary Disclosure Package, each Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

(d)

The Depositor will cooperate with the Representative in arranging for the qualification of the Offered Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions, or as necessary to qualify for the Euroclear System or Clearstream Banking, societe anonyme, as the Representative designates and will cooperate in continuing such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that neither the Depositor nor the Issuer shall be obligated to qualify to do business in any jurisdiction in which it is not currently so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(e)

So long as any of the Offered Notes is outstanding, the Depositor will furnish to the Representative as soon as practicable, (A) all documents, statements and reports distributed, or caused to be distributed, by the Depositor to the Noteholders, (B) the reports set forth in Section 10.4(a) and (b) of the Administration Agreement and Section 7.4(a) and (b) of the Master Servicing Agreement and (C) from time to time, such other information in the possession of the Depositor concerning the Issuer and any other information concerning the Depositor filed with any governmental or regulatory authority which is otherwise publicly available, as the Representative may reasonably request; provided, however, that the Depositor shall not be required to furnish hereunder any reports concerning the Issuer filed by the Depositor with the Commission.

(f)

On or before the Closing Date, the Depositor shall cause its computer records relating to the Initial Trust Student Loans to be marked to show the Issuer’s absolute ownership of the Initial Trust Student Loans and, from and after the Closing Date, the Depositor shall not take any action inconsistent with the Issuer’s ownership of the Trust Student Loans and the security interest of the Indenture Trustee therein, other than as permitted by the Transfer Agreement.

(g)

To the extent, if any, that the rating provided with respect to the Offered Notes by S&P, Moody’s and/or Fitch is conditional upon the furnishing of documents or the taking of any other actions by the Depositor agreed upon on or prior to the Closing Date, the Depositor shall furnish such documents and take any such other actions.

(h)

For the period beginning on the date hereof and ending on the Closing Date, unless waived by the Representative, neither the Depositor nor any trust originated, directly or indirectly, by the Depositor will offer to sell or sell notes (other than the Notes) collateralized by, or certificates (other than the Certificates) evidencing an ownership interest in, consolidation education loans to students and/or parents of dependent students made under the Federal Family Education Loan Program.

(i)

As soon as practicable, but not later than fifteen months after the date hereof, the Depositor will cause the Issuer to make generally available to Noteholders an earnings statement of the Issuer covering a period of at least twelve months beginning after the Effective Time that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(j)

The Depositor will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not required to be filed with the Commission in accordance with Rule 433(d) of the Rules and Regulations.

SECTION 6

Payment of Expenses. The Depositor will pay, or will cause the Administrator to pay, all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the fees and disbursements of counsel to the Indenture Trustee, Owner Trustee, the Delaware Trustee, The Bank of New York, not in its individual capacity but solely as interim eligible lender trustee (the “Interim Eligible Lender Trustee”) and Eligible Lender Trustee, (iii) the fees of the Rating Agencies and (iv) blue sky expenses; provided, however, that the Underwriters may reimburse the Depositor for certain expenses incurred by the Depositor as agreed to by the Underwriters and the Depositor.

SECTION 7

Conditions to the Obligations of the Underwriters.  The obligation of the several Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor herein on the date hereof and as of the Closing Date, to the accuracy of the statements of officers of the Depositor made pursuant to the provisions hereof, to the performance by the Depositor of its obligations hereunder and to the following additional conditions precedent:

(a)

On or prior to the date hereof, the Representative shall have received a letter (a “Procedures Letter”), dated the date of this Agreement, of PricewaterhouseCoopers LLP verifying the accuracy of such financial and statistical data contained in the Preliminary Disclosure Package and the Prospectus as the Representative shall deem reasonably advisable.  In addition, if any amendment or supplement to the Prospectus made after the date hereof contains financial or statistical data, the Representative shall have received a letter dated the Closing Date confirming the Procedures Letter and providing additional comfort on such new data.

(b)

The Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; the Depositor shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c)

Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Depositor, the Master Servicer, the Administrator or JPMorgan Chase & Co. which, in the reasonable judgment of the Representative, materially impairs the investment quality of the Offered Notes or makes it impractical to market the Offered Notes; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Depositor or JPMorgan Chase & Co. on any exchange or in the over-the-counter market by such exchange or over-the-counter market or by the Commission; (iii) any banking moratorium declared by federal or New York authorities; or (iv) any outbreak or material escalation of major hostilities or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, calamity or emergency on the United States financial markets makes it impracticable or inadvisable to proceed with completion of the sale of and any payment for the Offered Notes.

(d)

The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Depositor, and Dorsey & Whitney (Delaware) LLP, special counsel to the Issuer, and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(e)

The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Administrator and the Master Servicer and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters regarding the Administrator and the Master Servicer as are customary for the type of transaction contemplated by this Agreement.

(f)

The Representative shall have received opinions, dated the Closing Date and reasonably satisfactory, when taken together, in form and substance to the Representative, of in-house counsel, McKee Nelson LLP, special counsel to the Subservicer and such other counsel otherwise reasonably acceptable to the Representative, with respect to such matters regarding the Subservicer as are customary for the type of transaction contemplated by this Agreement.

(g)

The Representative shall have received an opinion or opinions of McKee Nelson LLP, special counsel to the Depositor, dated the Closing Date and reasonably satisfactory in form and substance to the Representative, with respect to certain matters relating to the treatment of the transfer of the Trust Student Loans from the Sellers to the Depositor and the Depositor to the Issuer and with respect to a grant of a security interest in the Trust Student Loans to the Indenture Trustee and with respect to the perfection of the Indenture Trustee’s interest in the Trust Student Loans.

(h)

The Representative shall have received from Sidley Austin LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to the validity of the Offered Notes, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Depositor shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i)

The Representative shall have received an opinion of McKee Nelson LLP, special tax counsel to the Depositor, dated the Closing Date and reasonably satisfactory in form and to the effect (a) that under current United States federal income tax law the Notes will be characterized as debt, and the Issuer will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for United States federal income tax purposes and (b) that, subject to the qualifications set forth therein, the statements made in the Preliminary Disclosure Package and the Prospectus under the caption “U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the United States federal income tax matters described therein.

(j)

The Representative shall have received an opinion of Troutman Sanders LLP, special counsel to the Indenture Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(k)

The Representative shall have received an opinion of Troutman Sanders LLP, special counsel to the Eligible Lender Trustee and Interim Eligible Lender Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(l)

The Representative shall have received an opinion of Troutman Sanders LLP, special counsel to the Owner Trustee, and such other counsel reasonably satisfactory to the Representative and its counsel, dated the Closing Date and satisfactory in form and substance to the Representative, with respect to such matters as are customary for the type of transaction contemplated by this Agreement.

(m)

The Class A-1, Class A-2, Class A-3 and Class A-4 Notes shall have been rated “AAA” by S&P, “Aaa” by Moody’s and “AAA” by Fitch.  The Class B Notes shall have been rated “AA+” by S&P, “Aa1” by Moody’s and “AA+” by Fitch.

(n)

The Representative shall have received a certificate, dated the Closing Date, of an attorney-in-fact, a Vice President or more senior officer of the Depositor in which such person, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Depositor in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, (iii) the representations and warranties of the Depositor in the Transfer Agreement and the Trust Agreement are true and correct as of the dates specified in the Transfer Agreement and the Trust Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, (v) subsequent to the Time of Sale, there has been no material adverse change in the financial position or results of operation of the Depositor’s Student Loan business except as set forth in or contemplated by the Time of Sale Information and the Prospectus or as described in such certificate and (vi) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(o)

On the Closing Date, the Certificates shall have been issued to or at the direction of the Depositor pursuant to the Trust Agreement.

(p)

The Representative shall have received a certificate, dated the Closing Date, of each Significant Guarantor (as defined in the Prospectus), to the effect that the information regarding such Significant Guarantor in the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(q)

The Depositor will furnish, or cause to be furnished, to the Representative such number of conformed copies of such opinions, certificates, letters and documents referenced in this Section 7 as the Representative reasonably requests.

SECTION 8

Indemnification.

(a)

The Depositor and JPMorgan Chase Bank, National Association (“JPMorgan Chase Bank”), jointly and severally, will indemnify and hold harmless each Underwriter against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Disclosure Package, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise out of, of are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information (as hereinafter defined) contained in any Underwriter Free Writing Prospectus (as hereinafter defined) or in any Free Writing Prospectus for which the Depositor or any person acting on its behalf provided, authorized or approved information that is prepared and published or disseminated by a person unaffiliated with the Depositor or any other offering participant that is in the business of publishing, radio or television broadcasting or otherwise disseminating communications, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to make the statements therein, in light of the circumstances under which they were made, not misleading; and, in each case, will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim; provided, however, that neither the Depositor nor JPMorgan Chase Bank shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Depositor or JPMorgan Chase Bank by any Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Disclosure Package, the Prospectus or any amendment or supplement thereto or in any Free Writing Prospectus.

(b)

Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Depositor, its directors, each of its officers or agents who signed the Registration Statement, and each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made (i) in the Registration Statement, the Preliminary Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative expressly for use in the Registration Statement, the Preliminary Disclosure Package, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus or (ii) in any Underwriter Free Writing Prospectus; provided, however, that no Underwriter shall be obligated to so indemnify and hold harmless an indemnified party to the extent such losses, claims, damages or liabilities are caused by a misstatement or omission in any Underwriter Free Writing Prospectus resulting from an error or omission in (A) Issuer Information which was not corrected by Issuer Information subsequently supplied by the Depositor to the Underwriter at any time prior to the Time of Sale, and (B) the information contained in the Prospectus or the Time of Sale Information (other than in reliance upon and in conformity with written information furnished to the Depositor by such Underwriter through the Representative expressly for use in the Preliminary Disclosure Package, the Registration Statement, the Prospectus or any amendment or supplement thereto, or any Free Writing Prospectus).

(c)

Each indemnified party shall give prompt notice to the indemnifying party of any third-party action commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have hereunder or otherwise. In case any such action shall be brought against an indemnified party and it shall have notified the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party with respect to such action), and it being understood that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel), and, after notice from the indemnifying party to the indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party under subsections (a) or (b) of this Section 8 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by the indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

(d)

No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)

The obligations of the Depositor and JPMorgan Chase Bank under this Section 8 shall be in addition to any liability which the Depositor and JPMorgan Chase Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and each Underwriter’s obligations under this Section 8 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Depositor, each officer or agent who signed the Registration Statement and to each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act.

SECTION 9

Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 is for any reason held to be unavailable other than in accordance with its terms, the Depositor, JPMorgan Chase Bank and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Depositor, JPMorgan Chase Bank or the Underwriters, as incurred, in such proportions so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount and commissions bear to the initial public offering price appearing thereon and the Depositor and JPMorgan Chase Bank are jointly and severally responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each Person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer or agent of the Depositor who signed the Registration Statement, and each Person, if any, who controls the Depositor within the meaning of Section 15 of the Act shall have the same rights to contribution as the Depositor.

SECTION 10

Default of Underwriters. If any Underwriter defaults in its obligations to purchase the Offered Notes hereunder and the aggregate principal amount of the Offered Notes that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Notes, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Offered Notes by other persons, including the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Notes that such defaulting Underwriter agreed but failed to purchase. If any Underwriter so defaults and the aggregate principal amount of the Offered Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Notes and arrangements satisfactory to the Representative and the Depositor for the purchase of such Offered Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor, except as provided in Section 11.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 11

Offering Communications: Free Writing Prospectuses and ABS Informational and Computational Materials.

(a)

Each Underwriter, severally, represents and warrants to the Depositor that it has not and will not distribute any written materials that would be treated as “ABS informational and computational material,” as defined in Item 1101 (a) of Regulation AB under the Act (“ABS Informational and Computational Materials”).

(b)

Each Underwriter represents, warrants and agrees with the Depositor that other than the Time of Sale Information and the Prospectus, such Underwriter has not conveyed and will not convey, without the Depositor’s prior written approval, to any potential purchaser of the Offered Notes any other written material of any kind that would constitute a Free Writing Prospectus or a “prospectus,” as defined in Section 2(a)(10) of the Act; provided, however, that each Underwriter may prepare and convey to one or more of its potential purchasers of the Offered Notes a Free Writing Prospectus containing no more than the following information: (A) information permitted under Rule 134 of the Rules and Regulations, including but not limited to, information relating to the class, size, weighted average life, rating, scheduled final payment date and/or final price of the Offered Notes, as well as a column or other entry showing the status of the subscriptions for each class of the Offered Notes and/or expected pricing parameters of each class of the Offered Notes and (B) information customarily contained in confirmations of sale of securities and notices of allocations (each such written communication, a “Permitted Underwriter Communication”), provided, that such Underwriter shall not distribute such Free Writing Prospectus in a manner that would require the filing of such Free Writing Prospectus pursuant to Rule 433(d) of the Rules and Regulations, provided, further, that no Underwriter has or may distribute any information described in clause (A) above that would be “issuer information” as defined in Rule 433 of the Rules and Regulations other than (i) information that has already been filed with the Commission, (ii) preliminary terms of the Offered Notes not required to be filed with the Commission and (iii) information relating to the final terms of the Offered Notes required to be filed with the Commission within two days of the later of the date such final terms have been established for all classes of the Offered Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations.

(c)

Each Underwriter represents and warrants to the Depositor that each Free Writing Prospectus prepared by or on behalf of such Underwriter (each, an “Underwriter Free Writing Prospectus”) did not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of the Offered Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that such Underwriter makes no representation to the extent any misstatement or omission was the result of any inaccurate information which was publicly available or provided to such Underwriter by or on behalf of the Depositor (such information, “Issuer Information”), which information was not corrected by Issuer Information subsequently supplied by or on behalf of the Depositor to such Underwriter prior to the Time of Sale.

(d)

Each of the Depositor and the Underwriters agree that any Free Writing Prospectus prepared by it shall contain the legend required by Rule 433 of the Rules and Regulations.

(e)

Each Underwriter will, pursuant to reasonable procedures determined in good faith, retain copies of each Underwriter Free Writing prospectus prepared by it that is not required to be filed with the Commission in accordance with Rule 433 of the Rules and Regulations.

(f)

Each Underwriter shall deliver to the Depositor, not less than one Business Day prior to the required date of filing thereof, all information included in a Permitted Underwriter Communication relating to the final terms of the Offered Notes required to be filed with the Commission pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations.

(g)

The Depositor shall file with the Commission all information required to be filed that is delivered to it pursuant to Section 11(f) not later than two days after the later of the date such final terms have been established for all classes of the Offered Notes and the date of first use of such information pursuant to Rule 433(b)(5)(ii) of the Rules and Regulations; provided, however, that the Depositor shall have no liability for any such failure resulting from the failure of any Underwriter to provide such information to the Depositor in accordance with Section 11(f).

SECTION 12

Additional Underwriter Representations.

(a)

Each Underwriter, severally, represents and agrees (i) that it did not enter into any contract of sale for any Offered Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter,” as defined in Section 2(a)(11) of the Act, with respect to the Offered Notes, convey to each purchaser to whom Offered Notes are sold by it during the period prior to the filing of the Prospectus (as notified to the Representative by the Depositor), at or prior to the applicable time of any such contract of sale with respect to such purchaser, the Preliminary Disclosure Package.

(b)

Each Underwriter acknowledges and agrees that for all purposes of Rule 159A of the Rules and Regulations, solely as between it and the other Underwriters such Underwriter shall be responsible only for any Underwriter Free Writing Prospectus prepared by such Underwriter or any other Underwriter Free Writing Prospectus used or referred to in connection with the offering or selling of the Offered Notes by such Underwriter to any investor.  Each Underwriter acknowledges and agrees that it has not participated in the planning for the use of any Underwriter Free Writing Prospectus prepared by any other Underwriter in any manner.

(c)

Each Underwriter represents, warrants, covenants and agrees with the Depositor that:

(i)

Prior to entering into any Contract of Sale, it shall convey the Time of Sale Information to the prospective investor. The Underwriter shall maintain sufficient records to document its conveyance of the Time of Sale Information to the potential investor prior to the formation of the related Contract of Sale and shall maintain such records as required by the Rules and Regulations.

(ii)

If a Defective Prospectus has been corrected with a Corrected Prospectus, it shall (A) deliver the Corrected Prospectus to each investor with whom it entered into a Contract of Sale and that received the Defective Prospectus from it prior to entering into a new Contract of Sale with such investor, (B) notify such investor that the prior Contract of Sale with the investor, if any, has been terminated and of the investor’s rights as a result of such agreement and (C) provide such investor with an opportunity to agree to purchase the Offered Notes on the terms described in the Corrected Prospectus.

SECTION 13

Arm’s Length Transaction. The Depositor acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Depositor with respect to the offering of Offered Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Depositor or any other Person. Additionally, neither the Representative nor any other Underwriter is advising the Depositor or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Depositor shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Depositor with respect thereto.  Any review by the Underwriters of the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Depositor.

SECTION 14

Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Depositor or its officers, JPMorgan Chase Bank and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor, JPMorgan Chase Bank or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Notes.  If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6 hereof and the respective obligations of the Depositor, JPMorgan Chase Bank and the Underwriters pursuant to Sections 8 and 9 hereof shall remain in effect.  If the purchase of the Offered Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clauses (ii), (iii) or (iv) of Section 7(c) hereof, the Depositor will reimburse each Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by it in connection with the offering of the Offered Notes.

SECTION 15

Notices. All communications hereunder will be in writing and if sent to the Representative or the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: North American ABS, or, if sent to the Depositor, will be mailed, delivered, or telegraphed and confirmed to Collegiate Funding of Delaware, L.L.C., 10304 Spotsylvania Avenue, Suite 100, Fredericksburg, Virginia 22408 or, if sent to the JPMorgan Chase Bank, will be mailed, delivered, or telegraphed and confirmed to JPMorgan Chase Bank, 270 Park Avenue, 28th Floor, New York, NY 10017, Attn: Brent Barton.

SECTION 16

Successors. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 17

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18

No Bankruptcy Petition.  Each Underwriter covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Issuer, it will not institute against, or join any other person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.

SECTION 19

APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 20

United Kingdom. Each Underwriter hereby severally represents to and agrees with the Depositor that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(c)

In relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, that with effect from and including the “Relevant Implementation Date” for such Relevant Member State, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the Notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Notes to the public in that Relevant Member State:

(i)

in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

(ii)

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(iii)

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iv)

at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraphs, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

For purposes of the above paragraphs, (i) “Relevant Member State” means each member state of the European Economic Area, (ii) “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway, and (iii) “Prospectus Directive” means the Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State.

For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the Depositor and the several Underwriters in accordance with its terms.

Very truly yours, COLLEGIATE FUNDING OF DELAWARE, L.L.C. By: /s/ Kenneth E. Bilyeu, Jr. Name: Kenneth E. Bilyeu, Jr. Title: Treasurer

CHASE EDUCATION LOAN TRUST 2007-A By: COLLEGIATE FUNDING OF DELAWARE, L.L.C. By: /s/ Kenneth E. Bilyeu, Jr. Name: Kenneth E. Bilyeu, Jr. Title: Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION By: /s/ Kenneth E. Bilyeu, Jr. Name: Kenneth E. Bilyeu, Jr. Title: Senior Vice President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above:
J.P. MORGAN SECURITIES INC. on behalf of itself and as Representative of the several Underwriters, named in Schedule I By: /s/ Richard J. Perez Name: Richard J. Perez Title: Vice President

SCHEDULE I

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes

J.P. Morgan Securities Inc.	$107,500,000	$54,250,000	$65,250,000
Barclays Capital Inc.	$107,500,000	$54,250,000	$65,250,000
Credit Suisse Securities (USA) LLC	$107,500,000	$54,250,000	$65,250,000
Lehman Brothers Inc.	$107,500,000	$54,250,000	$65,250,000
Total	$430,000,000	$217,000,000	$261,000,000

Underwriter	Class A-4 Notes	Class B Notes

J.P. Morgan Securities Inc.	$69,250,000	$9,175,000
Barclays Capital Inc.	$69,250,000	$9,175,000
Credit Suisse Securities (USA) LLC	$69,250,000	$9,175,000
Lehman Brothers Inc.	$69,250,000	$9,175,000
Total	$277,000,000	$36,700,000

ANNEX A

FREE-WRITING PROSPECTUS

ANNEX A-1

FWP dated June   , 2007

Subject to Completion and Modification

COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGIATE FUNDING OF DELAWARE, L.L.C. AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COLLEGIATE FUNDING OF DELAWARE, L.L.C., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING (800) 762-6441.

Term Sheet

$1,221,700,000 Student Loan-Backed Notes, Series 2007-A

Chase Education Loan Trust 2007-A

Issuing Entity

Collegiate Funding of Delaware, L.L.C.

Depositor

JPMorgan Chase Bank, National Association

Sponsor, Master Servicer and Administrator

On July     , 2007, the issuing entity will issue the following classes of notes:

Class	Principal	Interest Rate	Final Scheduled Payment Date
Floating Rate Class A-1 Notes	$ 430,000,000	3-month LIBOR plus %	March 28, 2017
Floating Rate Class A-2 Notes	$ 217,000,000	3-month LIBOR plus %	March 30, 2020
Floating Rate Class A-3 Notes	$ 261,000,000	3-month LIBOR plus %	December 28, 2023
Floating Rate Class A-4 Notes	$ 277,000,000	3-month LIBOR plus %	June 28, 2039
Floating Rate Class B Notes	$ 36,700,000	3-month LIBOR plus %	June 28, 2040

The issuing entity will make payments on the notes primarily from collections on a pool of consolidation student loans made under the Federal Family Education Loan Program.  Interest and principal will be paid to the applicable noteholders quarterly on the 28th day of each March, June, September and December, beginning on September 28, 2007.  In general, the issuing entity will pay principal, sequentially, to the class A-1 through class A-4 notes, in that order, until each such class is paid in full. The class B notes will not receive principal until the stepdown date, provided that no trigger event is in effect, which is expected to be the September 2013 quarterly payment date.  Interest on the class B notes will be subordinate to interest on the class A notes and, in certain limited circumstances, to principal on the class A notes and principal on the class B notes will be subordinate to both principal and interest on the class A notes.  Credit enhancement for the notes consists of excess interest on the trust student loans, the reserve account and, for the class A notes, the subordination of the class B notes.  The issuing entity will also make a deposit into the capitalized interest account, which will be available for a limited period of time.  The interest rates on the notes are determined by reference to LIBOR. A description of how LIBOR is determined appears in the free-writing base prospectus under “Certain Information Regarding the Securities—Floating Rate Securities—Determination of LIBOR.”

There is no established trading market for the notes. Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the final prospectus to be approved. Application has been made to the Irish Stock Exchange for the notes to be admitted to the Official List and trading on its regulated market. There can be no assurance that such listing will be granted.  Such approval relates only to the notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange or other regulated markets for the purposes of Directive 93/22/EEC or which are to be offered to the public in any Member State of European Economic Area.  Expenses relating to the admission to trading on the Irish Stock Exchange will be paid by the sponsor.

The notes are being offered through the underwriters when and if issued.  The notes are not being offered in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by, and are obligations of, the issuing entity, which is a trust.  They are not obligations of or interests in JPMorgan Chase Bank, National Association, any of its affiliates, or any other person.

The notes are not guaranteed or insured by the United States or any governmental agency.

Underwriters

JPMorgan

                                        Barclays Capital

Credit Suisse

Lehman Brothers

June , 2007

The Information in this Term Sheet

The information contained herein refers to and supplements certain of the information contained in the Free-Writing Prospectus, dated June 7, 2007 (the “initial free-writing prospectus”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the initial free-writing prospectus.

The Notes

The issuing entity is offering the following classes of notes, which are debt obligations of the issuing entity:

•

Floating Rate Class A-1 Student Loan-Backed Notes in the amount of $430,000,000;

•

Floating Rate Class A-2 Student Loan-Backed Notes in the amount of $217,000,000;

•

Floating Rate Class A-3 Student Loan-Backed Notes in the amount of $261,000,000;

•

Floating Rate Class A-4 Student Loan-Backed Notes in the amount of $277,000,000; and

•

Floating Rate Class B Student Loan-Backed Notes in the amount of $36,700,000.

Closing Date.  The closing date for this offering will be July  , 2007.

Statistical Cutoff Date.  For purposes of this term sheet, the statistical cutoff date is the close of business on May 31, 2007.

Interest Rates. The spreads to LIBOR for the notes will be set at the time of pricing.

Pricing Date. On or after June 20, 2007.

Initial Accrual Period. The initial accrual period for the notes will begin on the closing date and end on September 27, 2007, the day before the first quarterly payment date.  LIBOR for the first accrual period will be determined by the following formula:

x + / 30 * (y-x)

where:
x = two-month LIBOR, and
y = three-month LIBOR.

Stepdown Date. The Stepdown Date is the earlier to occur of (a) the September 2013 quarterly payment date and (b) the first date on which no class A notes remain outstanding.

Trigger Event.  A Trigger Event will be in effect (a) on any quarterly payment date while any of the class A notes are outstanding, that the aggregate outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly payment date, exceeds the Adjusted Pool Balance for that quarterly payment date or (b) on each quarterly payment date subsequent to the failure of the master servicer to exercise its option to purchase or arrange for the purchase of all remaining trust student loans on the quarterly payment date following the last day of a Collection Period as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance.

Final Scheduled Payment Dates. The final scheduled payment date for each class of notes is as set forth for that class in the table below:

Class	Final Scheduled Payment Date
Class A-1	March 28, 2017
Class A-2	March 30, 2020
Class A-3	December 28, 2023
Class A-4	June 28, 2039
Class B	June 28, 2040

Identification Numbers

The notes will have the following CUSIP Numbers and ISIN:

CUSIP Numbers

•

Class A-1 Notes: 16151U AA4

•

Class A-2 Notes: 16151U AB2

•

Class A-3 Notes: 16151U AC0

•

Class A-4 Notes: 16151U AD8

•

Class B Notes: 16151U AG1

International Securities Identification Numbers (ISIN)

•

Class A-1 Notes: US16151UAA43

•

Class A-2 Notes: US16151UAB26

•

Class A-3 Notes: US16151UAC09

•

Class A-4 Notes: US16151UAD81

•

 Class B Notes: US16151UAG13

The European Common Codes will be set forth in the prospectus supplement for these notes.

Information About the Trust Student Loans

Supplemental Purchase Period. The supplemental purchase period will end on July 17, 2007.

Consolidation Loan Add-On Period. The consolidation loan add-on period will end on the earlier of (a) December 26, 2007 and (b) the date on which there are not sufficient funds on deposit in the consolidation loan add-on account to acquire add-on consolidation loans.

Extended Consolidation Loan Add-On Period. The extended consolidation loan add-on period will end on the earlier of (a) the third anniversary of the closing date and (b) the date on which the aggregate principal balance (including accrued interest to be capitalized) of all add-on consolidation loans acquired since the end of the consolidation loan add-on period equals $150,000.

Guarantors. As of the statistical cutoff date, American Student Assistance guarantees 93.4% of the initial trust student loans. As of the statistical cutoff date, no other guarantor guarantees more than 5% of the initial trust student loans.

Capitalization of the Issuing Entity

The following table illustrates the capitalization of the issuing entity as of the closing date, as if the issuance and sale of the notes had taken place on that date:

Class A-1 Student Loan-Backed Notes	$ 430,000,000
Class A-2 Student Loan-Backed Notes	217,000,000
Class A-3 Student Loan-Backed Notes	261,000,000
Class A-4 Student Loan-Backed Notes	277,000,000
Class B Student Loan-Backed Notes	36,700,000
Equity	1
Total	$1,221,700,001

The Trust Student Loan Pool

The initial trust student loans were selected from the portfolio of student loans owned by JPMorgan Chase Bank by employing several criteria, including the requirements that each trust student loan as of the statistical cutoff date (and with respect to each additional trust student loan, as of its related subsequent cutoff date) must meet as set forth under “The Trust Student Loan Pool” in the initial free-writing prospectus.

The following table contains summary information concerning the initial trust student loans as of the statistical cutoff date.

Aggregate Outstanding

Principal Balance

$1,171,211,683

Number of Borrowers

57,871

Average Outstanding

Principal Balance Per

Borrower

$20,238

Number of Loans

98,580

Average Outstanding

Principal Balance Per

Loan

$11,881

Weighted Average

Remaining Term to

Scheduled Maturity

227 months

Weighted Average Annual

Borrower Interest Rate

5.76%

See Exhibit II in this term sheet for more information on the trust student loans.

Information About the Issuing Entity

Supplemental Purchase Account.  The supplemental purchase account will be created with an initial deposit by the issuing entity on the closing date of cash or eligible investments from the net proceeds of the sale of the notes. The initial deposit will approximately equal the excess of the Pool Balance as of the close of business on May 31, 2007 over the Pool Balance as of the closing date, but not to exceed 5% of the Pool Balance as of the statistical cutoff date.  This account will not be replenished.

Consolidation Loan Add-On Account.  On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the consolidation loan add-on account in cash or eligible investments equal to $5,000,000. Funds in the consolidation loan add-on account will be used to fund add-on consolidation loans from time to time during the consolidation loan add-on period and will not be replenished.

Reserve Account Initial Deposit.  On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the reserve account in cash or eligible investments equal to $2,950,946.

Specified Reserve Account Balance.  The Specified Reserve Account Balance for any quarterly payment date will be the greater of:

(a)

0.25% of the sum of the Pool Balance and the amount, if any, on deposit in the consolidation loan add-on account (excluding any amounts in such account on the last day of the Collection Period relating to the December 2007 quarterly payment date), each as of the close of business on the last day of the related Collection Period; and

(b)

$1,770,567;

provided that in no event will the Specified Reserve Account Balance exceed the aggregate outstanding principal balance of the notes.

Capitalized Interest Account. On the closing date, the issuing entity will make an initial deposit from the net proceeds of the sale of the notes into the capitalized interest account.  This deposit will be in cash or eligible investments equal to $29,000,000.  On and prior to the September 2008 quarterly payment date, funds in the capitalized interest account will be available to cover any shortfalls, after application of funds available in the collection account but before application of funds on deposit in the reserve account, in payments of interest due to class A noteholders and interest due to class B noteholders.

Funds on deposit in the capitalized interest account on the September 2007, December 2007, March 2008 and June 2008 quarterly payment dates in excess of $15,000,000, $13,400,000, $11,000,000, and $3,000,000, respectively, will be transferred to the collection account and included in Available Funds on that quarterly payment date.  All remaining funds on deposit in the capitalized interest account on the September 2008 quarterly payment date will be transferred to the collection account and included in Available Funds on that quarterly payment date. The capitalized interest account further enhances the likelihood of timely interest payments to noteholders through the September 2008 quarterly payment date.

Optional Purchase

The master servicer may purchase or arrange for the purchase of all remaining trust student loans on the quarterly payment date following the last day of a Collection Period as of which the then outstanding Pool Balance is 10% or less of the Initial Pool Balance.

If the master servicer has not exercised its purchase option, on each subsequent quarterly payment date, the administrator will direct the paying agent to distribute as accelerated payments of principal on the notes all amounts that would otherwise be paid to the certificateholders.  Accelerated payments of principal on the notes will be payable sequentially as follows on each quarterly payment date in an amount generally equal to the principal distribution amount for that quarterly payment date:

•

first, sequentially, to the class A-1, class A-2, class A-3 and class A-4 noteholders, in that order, until each of those classes is paid in full; and

•

second, to the class B Noteholders until paid in full.

Use of Proceeds

The issuing entity will use the net proceeds from the sale of the notes to make the initial deposits to the supplemental purchase account, consolidation loan add-on account, the capitalized interest account and the reserve account and to purchase the initial trust student loans from the depositor on the closing date under the purchase agreement.

The depositor will then use the proceeds paid to the depositor by the issuing entity to pay to the seller the purchase price due to the seller for the initial trust student loans purchased by the depositor.

Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters with respect to the notes) are payable by the administrator. An estimate of such expenses, as of the closing date, is $                               .

Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes

Exhibit I attached hereto, “Prepayments, Extensions, Weighted Average Lives and Expected Maturities of the Notes,” shows, for each class of notes, the weighted average lives, expected maturities and percentages of the original principal amount remaining at certain quarterly payment dates based on various assumptions.

Underwriting

The notes listed below are offered severally by the underwriters, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.  It is expected that the notes will be ready for delivery in book-entry form only through the facilities of DTC, Clearstream, Luxembourg and Euroclear, on or about July , 2007, against payment in immediately available funds.

Subject to the terms and conditions in the underwriting agreement to be dated the pricing date, the depositor has agreed to cause the issuing entity to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amounts of the notes shown opposite its name:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes
J.P. Morgan Securities Inc.	$107,500,000	$54,250,000	$65,250,000
Barclays Capital Inc.	107,500,000	54,250,000	65,250,000
Credit Suisse Securities (USA) LLC	107,500,000	54,250,000	65,250,000
Lehman Brothers Inc.	107,500,000	54,250,000	65,250,000
Total	$430,000,000	$217,000,000	$261,000,000
Underwriter	Class A-4 Notes	Class B Notes
J.P. Morgan Securities Inc.	$69,250,000	$9,175,000
Barclays Capital Inc.	69,250,000	9,175,000
Credit Suisse Securities (USA) LLC	69,250,000	9,175,000
Lehman Brothers Inc.	69,250,000	9,175,000
Total	$277,000,000	$36,700,000

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all of the notes listed above if any of the notes are purchased.  The offering prices, underwriter discounts and dealer concessions and reallowances will be set forth in the prospectus supplement.

The depositor and JPMorgan Chase Bank have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The notes are new issues of securities with no established trading market.  Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the final prospectus to be approved. Application has been made to the Irish Stock Exchange for the notes to be admitted to the Official List and trading on its regulated market.  There can be no assurance that such listing will be granted. The sponsor has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the notes.

In the ordinary course of their business, the underwriters and certain of their affiliates have in the past, and may in the future, engage in commercial and investment banking activities with JPMorgan Chase Bank, the depositor and their respective affiliates.

The issuing entity may, from time to time, invest the funds in the trust accounts in eligible investments acquired from the underwriters in the ordinary course of business.

During and after the offering, the underwriters may engage in transactions, including open market purchases and sales, to stabilize the prices of the notes.

The underwriters, for example, may over-allot the notes for the account of the underwriting syndicate to create a syndicate short position by accepting orders for more notes than are to be sold.

In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes.  This means that if an underwriter purchases notes in the open market to reduce a broker-dealer’s short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealers who sold those notes as part of the offering.

In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

Each underwriter has severally represented to and agreed that:

•

it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•

in relation to each Relevant Member State of the European Economic Area which has implemented the Prospectus Directive, that with effect from and including the “Relevant Implementation Date” for such Relevant Member State, which is the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

•

in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

•

at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year, (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

•

at any time in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the above paragraphs, the expression an “offer of the notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

For purposes of the above paragraphs, (i) “Relevant Member State” means each member state of the European Economic Area, (ii) “European Economic Area” means the European Union member states (currently Austria, Belgium, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Poland, Portugal, Slovakia, Slovenia, Spain, Sweden, The Netherlands and the United Kingdom), together with Iceland, Liechtenstein and Norway, and (iii) “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State and includes any relevant implementing measure in each Relevant Member State.

For purposes of this provision, “FSMA” means the Financial Services and Markets Act 2000.

No action has been or will be taken by the depositor or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States or the Republic of Ireland, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the initial free-writing prospectus and the free-writing base prospectus attached as Appendix I thereto, as supplemented by this term sheet (collectively, the “pre-pricing disclosure package”) nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable law and regulations. Persons into whose hands all or any part of the pre-pricing disclosure package comes are required by the depositor and the underwriters to comply with all applicable law and regulations in each country or jurisdiction in which they purchase, sell or deliver the notes or have in their possession or distribute the pre-pricing disclosure package, in all cases at their own expense.

EXHIBIT I

PREPAYMENTS, EXTENSIONS, WEIGHTED AVERAGE LIVES AND EXPECTED MATURITIES OF THE NOTES

Prepayments on pools of student loans can be measured or calculated based on a variety of prepayment models.  The models used to calculate these prepayments are the constant prepayment rate (or “CPR”) model and the consolidation loan ramp (or “CLR”) model.

The CPR Model

The CPR model is based on prepayments assumed to occur at a constant percentage rate.  CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that are paid during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

Monthly Prepayments = Balance After Scheduled Payments x (1-(1-CPR)^1/12)

Accordingly, monthly prepayments assuming a $1,000 balance after scheduled payments would be as follows for the percentages of CPR listed below:

CPR	0%	4%	8%	12%	16%
Monthly Prepayment	$ -	$3.40	$6.92	$10.60	$14.42

The CLR Model

The CLR model assumes that:

•

student loans will prepay at a CPR of 1/15 of 1.0% one month after origination;

•

the CPR will increase by a rate of 1/15 of 1.0% per month through the 119th month after origination; and

•

the CPR will be constant at 8% per annum in the 120th month after origination and in all subsequent months.

This assumption is called “100% CLR.”  For example, at 100% CLR, student loans with a loan age of 72 months are assumed to prepay at 4.80% CPR; at 50% CLR, student loans with a loan age of 48 months are assumed to prepay at 1.60% CPR; at 200% CLR, student loans with a loan age of 96 months are assumed to prepay at 12.80% CPR; and so forth.  The following table illustrates the CPR in effect for the indicated months of seasoning at various percentages of CLR.

Constant Prepayment Rate

	Number of Months Seasoning
	24	48	72	96	120
Percentage of CLR
50%	0.80%	1.60%	2.40%	3.20%	4.00%
100%	1.60%	3.20%	4.80%	6.40%	8.00%
150%	2.40%	4.80%	7.20%	9.60%	12.00%
200%	3.20%	6.40%	9.60%	12.80%	16.00%

Neither the CPR model nor the CLR model purports to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool.  The trust student loans will not prepay at any constant CPR or any constant percentage of CLR, nor will all of the trust student loans prepay at the same rate.  You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

Additional Assumptions

For purposes of the CLR model and the CPR model, it is assumed, among other things, that:

•

the statistical cutoff date for the trust student loans is May 31, 2007;

•

the closing date will be July 2, 2007;

•

all trust student loans (as grouped within the "rep lines" described below) are in repayment status (with accrued interest having been capitalized upon entering repayment), and no trust student loan moves from repayment to any other status;

•

no delinquencies or defaults occur on any of the trust student loans, no repurchases for breaches of representations, warranties or covenants occur and all borrower payments are collected in full;

•

consolidation rebate fees are paid based on the principal balance of the student loans at the beginning of the related monthly collection period and reduce the amount in the collection account that would otherwise earn investment income;

•

there are government payment delays of 60 days for interest subsidy and special allowance payments;

•

index levels for calculation of borrower and government payments are:

•

a 91-day Treasury bill rate of 4.72%; and

•

a three-month commercial paper rate of 5.24%;

•

all funds deposited into the supplemental purchase account will be transferred to the collection account on the day after the end of the supplemental purchase period;

•

distributions begin on September 28, 2007, and payments are made quarterly on the 28th day of every March, June, September and December thereafter, whether or not the 28th is a business day;

•

the interest rate for each class of outstanding notes at all times will be equal to:

•

class A-1 notes:  5.37%;

•

class A-2 notes:  5.41%;

•

class A-3 notes:  5.44%;

•

class A-4 notes:  5.48%; and

•

class B notes:  5.59%;

•

an administration fee equal to 1/12 of the then outstanding principal amount of the trust student loans (including the consolidation loan add-on account balance) times 0.15% is paid monthly by the issuing entity to the administrator, beginning in August 28, 2007;

•

a primary servicing fee equal to $3.00 per borrower is paid monthly by the issuing entity to the master servicer, beginning in August 28, 2007;

•

the reserve account has an initial balance equal to $2,950,946 and at all times a balance equal to the greater of (1) 0.25% of the sum of the applicable pool balance and the consolidation loan add-on account balance, and (2) $1,770,567;

•

the collection account has an initial balance equal to $0;

•

the consolidation loan add-on account has an initial balance equal to $5,000,000 and the full amount is used to purchase add-on consolidation loans on the closing date;

•

the capitalized interest account has an initial balance equal to $29,000,000, and on the September 2008 quarterly payment date, all funds remaining on deposit in the capitalized interest account will be included in available funds;

•

excess spread will be reduced by assumptions made regarding borrower benefits.  A 0.04% benefit over the life of the transaction is assumed for the ACH program and a 0.17% benefit is assumed for the on time benefit, in effect after 30 months;

•

floor income rebate was calculated for all rep lines with a borrower interest rate in excess of three-month commercial paper rate plus 2.64%;

•

all payments are assumed to be made at the end of the month and amounts on deposit in the collection account, reserve account and capitalized interest account, including reinvestment income earned in the previous month, net of primary servicing fees, consolidation rebate fees, borrower benefits and floor income rebate, are reinvested in eligible investments at the assumed reinvestment rate of 5.24% per annum through the end of the collection period, and reinvestment earnings are available for distribution from the prior collection period;

•

the average loan age is 7 months;

•

prepayments on the trust student loans are applied monthly in accordance with CLR or CPR, as the case may be, as described above;

•

an optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance; and

•

the pool of trust student loans consists of 139 representative loans (“rep lines”), which have been created for modeling purposes from individual trust student loans based on combinations of similar individual student loan characteristics, which include, but are not limited to, interest rate, loan type, origination date, and remaining term.

The following tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the rep lines, which will differ from the characteristics and performance of the actual pool of trust student loans) and should be read in conjunction therewith.  In addition, the diverse characteristics, remaining terms and loan ages of the trust student loans could produce slower or faster principal payments than indicated in the following tables, even if the dispersions of weighted average characteristics, remaining terms and loan ages are the same as the assumed characteristics, remaining terms and loan ages.

CLR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal remaining of each class of the notes at various percentages of CLR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CLR Percentages(1)

Weighted Average Life (years)(2)	0%	50%	100%	150%	200%

Class A-1 Notes	4.03	3.39	3.00	2.71	2.50
Class A-2 Notes	9.80	8.10	7.00	6.23	5.66
Class A-3 Notes	13.35	11.44	9.97	8.88	8.05
Class A-4 Notes	18.89	16.42	14.36	12.73	11.66
Class B Notes	13.65	12.24	11.17	10.35	9.82

Expected Maturity Date

Class A-1 Notes	June 2015	December 2013	March 2013	September 2012	March 2012
Class A-2 Notes	December 2018	December 2016	September 2015	December 2014	March 2014
Class A-3 Notes	March 2023	December 2020	March 2019	December 2017	December 2016
Class A-4 Notes	March 2036	March 2034	June 2031	December 2028	December 2026
Class B Notes	December 2036	September 2035	March 2033	December 2030	March 2029

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly payment date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	80	78	77	75	74
September 2009	69	66	62	58	55
September 2010	58	52	45	39	32
September 2011	47	37	27	17	8
September 2012	35	21	7	0	0
September 2013	22	4	0	0	0
September 2014	9	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	89	65
September 2013	100	100	74	44	15
September 2014	100	75	36	1	0
September 2015	91	41	0	0	0
September 2016	63	7	0	0	0
September 2017	34	0	0	0	0
September 2018	4	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	75
September 2015	100	100	98	66	37
September 2016	100	100	67	33	6
September 2017	100	79	37	5	0
September 2018	100	51	12	0	0
September 2019	76	25	0	0	0
September 2020	47	1	0	0	0
September 2021	20	0	0	0	0
September 2022	7	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	100
September 2014	100	100	100	100	100
September 2015	100	100	100	100	100
September 2016	100	100	100	100	100
September 2017	100	100	100	100	81
September 2018	100	100	100	82	60
September 2019	100	100	89	63	44
September 2020	100	100	69	47	31
September 2021	100	79	52	33	20
September 2022	100	68	43	25	14
September 2023	93	57	34	19	9
September 2024	79	47	26	13	6
September 2025	65	37	19	8	3
September 2026	49	26	12	4	*
September 2027	41	20	8	2	0
September 2028	34	16	6	*	0
September 2029	28	12	3	0	0
September 2030	21	8	1	0	0
September 2031	14	4	0	0	0
September 2032	10	2	0	0	0
September 2033	7	1	0	0	0
September 2034	4	0	0	0	0
September 2035	1	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

______________________

*

An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CLR Percentages

Quarterly Payment Date	0%	50%	100%	150%	200%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	98	98	97	96	96
September 2014	92	89	85	82	79
September 2015	85	79	74	69	71
September 2016	78	70	63	62	55
September 2017	71	61	57	49	42
September 2018	63	57	47	39	32
September 2019	55	47	38	30	23
September 2020	51	38	29	22	20
September 2021	42	30	22	19	20
September 2022	37	26	18	19	20
September 2023	33	22	16	19	20
September 2024	28	18	16	19	20
September 2025	23	15	16	19	20
September 2026	17	15	16	19	20
September 2027	14	15	16	19	11
September 2028	14	15	16	19	4
September 2029	14	15	16	11	0
September 2030	14	15	16	2	0
September 2031	14	15	12	0	0
September 2032	14	15	3	0	0
September 2033	14	15	0	0	0
September 2034	14	10	0	0	0
September 2035	14	0	0	0	0
September 2036	1	0	0	0	0
September 2037	0	0	0	0	0

CPR Tables

The following tables show the weighted average remaining lives, expected maturity dates and percentages of original principal of each class of the notes at various percentages of CPR from the closing date until the optional redemption date.

Weighted Average Lives and Expected Maturities of the Notes
at Various CPR Percentages(1)

Weighted Average Life (years)(2)	0%	4%	8%	12%	16%

Class A-1 Notes	4.03	2.36	1.65	1.28	1.05
Class A-2 Notes	9.80	6.48	4.58	3.49	2.80
Class A-3 Notes	13.35	10.23	7.68	5.94	4.76
Class A-4 Notes	18.89	15.54	12.65	10.54	8.67
Class B Notes	13.65	12.03	10.73	9.53	8.61

Expected Maturity Date

Class A-1 Notes	June 2015	June 2012	December 2010	March 2010	June 2009
Class A-2 Notes	December 2018	June 2015	March 2013	December 2011	December 2010
Class A-3 Notes	March 2023	December 2019	June 2017	March 2015	September 2013
Class A-4 Notes	March 2036	June 2033	December 2029	September 2026	September 2023
Class B Notes	December 2036	March 2035	September 2031	June 2029	September 2026

______________________

(1)

Assuming for purposes of this table that, among other things, the optional redemption by the master servicer occurs on the quarterly payment date following the last day of the related collection period as of which the then outstanding pool balance is 10% or less of the Initial Pool Balance.

(2)

The weighted average life of the notes (assuming a 360-day year consisting of twelve 30-day months) is determined by: (1) multiplying the amount of each principal payment on the applicable class of notes by the number of years from the closing date to the related quarterly payment date, (2) adding the results, and (3) dividing that sum by the aggregate principal amount of the applicable class of notes as of the closing date.

Class A-1 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	80	68	55	43	31
September 2009	69	48	28	8	0
September 2010	58	29	2	0	0
September 2011	47	11	0	0	0
September 2012	35	0	0	0	0
September 2013	22	0	0	0	0
September 2014	9	0	0	0	0
September 2015	0	0	0	0	0
September 2016	0	0	0	0	0
September 2017	0	0	0	0	0
September 2018	0	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-2 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	80
September 2010	100	100	100	56	12
September 2011	100	100	58	4	0
September 2012	100	86	17	0	0
September 2013	100	53	0	0	0
September 2014	100	22	0	0	0
September 2015	91	0	0	0	0
September 2016	63	0	0	0	0
September 2017	34	0	0	0	0
September 2018	4	0	0	0	0
September 2019	0	0	0	0	0
September 2020	0	0	0	0	0
September 2021	0	0	0	0	0
September 2022	0	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-3 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment  Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	64
September 2012	100	100	100	66	26
September 2013	100	100	83	34	0
September 2014	100	100	56	9	0
September 2015	100	93	31	0	0
September 2016	100	70	10	0	0
September 2017	100	46	0	0	0
September 2018	100	24	0	0	0
September 2019	76	3	0	0	0
September 2020	47	0	0	0	0
September 2021	20	0	0	0	0
September 2022	7	0	0	0	0
September 2023	0	0	0	0	0
September 2024	0	0	0	0	0
September 2025	0	0	0	0	0
September 2026	0	0	0	0	0
September 2027	0	0	0	0	0
September 2028	0	0	0	0	0
September 2029	0	0	0	0	0
September 2030	0	0	0	0	0
September 2031	0	0	0	0	0
September 2032	0	0	0	0	0
September 2033	0	0	0	0	0
September 2034	0	0	0	0	0
September 2035	0	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

Class A-4 Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	100	100	100	100	96
September 2014	100	100	100	100	76
September 2015	100	100	100	89	59
September 2016	100	100	100	72	45
September 2017	100	100	91	57	34
September 2018	100	100	75	45	24
September 2019	100	100	60	34	16
September 2020	100	83	47	24	10
September 2021	100	66	35	16	5
September 2022	100	56	28	12	2
September 2023	93	48	22	8	0
September 2024	79	39	16	5	0
September 2025	65	30	11	2	0
September 2026	49	21	6	0	0
September 2027	41	16	4	0	0
September 2028	34	12	2	0	0
September 2029	28	9	*	0	0
September 2030	21	6	0	0	0
September 2031	14	3	0	0	0
September 2032	10	1	0	0	0
September 2033	7	0	0	0	0
September 2034	4	0	0	0	0
September 2035	1	0	0	0	0
September 2036	0	0	0	0	0
September 2037	0	0	0	0	0

______________________

*

An asterisk indicates a percentage greater than 0.0% but less than 0.5%.

Class B Notes

Percentages Of Original Principal Of The Notes Remaining At Certain Quarterly Payment Dates At Various CPR Percentages

Quarterly Payment Date	0%	4%	8%	12%	16%
Closing Date	100%	100%	100%	100%	100%
September 2008	100	100	100	100	100
September 2009	100	100	100	100	100
September 2010	100	100	100	100	100
September 2011	100	100	100	100	100
September 2012	100	100	100	100	100
September 2013	98	97	96	95	94
September 2014	92	87	86	78	74
September 2015	85	78	76	64	58
September 2016	78	69	64	52	44
September 2017	71	64	54	41	36
September 2018	63	55	44	32	36
September 2019	55	46	35	27	36
September 2020	51	37	27	27	36
September 2021	42	29	22	27	36
September 2022	37	25	22	27	36
September 2023	33	21	22	27	35
September 2024	28	17	22	27	21
September 2025	23	17	22	27	10
September 2026	17	17	22	23	0
September 2027	14	17	22	13	0
September 2028	14	17	22	6	0
September 2029	14	17	22	0	0
September 2030	14	17	11	0	0
September 2031	14	17	0	0	0
September 2032	14	17	0	0	0
September 2033	14	14	0	0	0
September 2034	14	5	0	0	0
September 2035	14	0	0	0	0
September 2036	1	0	0	0	0
September 2037	0	0	0	0	0

EXHIBIT II

THE TRUST STUDENT LOAN POOL

The following tables provide a description of specified characteristics of the initial trust student loans as of the close of business on May 31, 2007, which, for purposes of this term sheet, is referred to as the “statistical cutoff date”.  The aggregate outstanding principal balance of the initial trust student loans in each of the following tables includes the principal balance due from borrowers, plus accrued interest to be capitalized of approximately $4,166,548, as of the statistical cutoff date.

The distribution by weighted average interest rate applicable to the initial trust student loans on any date following the statistical cutoff date may vary significantly from that in the following tables as a result of variations in the effective rates of interest applicable to the initial trust student loans.  Moreover, the information below about the weighted average remaining term to scheduled maturity of the initial trust student loans as of the statistical cutoff date may vary significantly from the actual term to maturity of any of the initial trust student loans as a result of prepayments or the granting of deferment and forbearance periods on any of the initial trust student loans.

The following tables also contain information concerning the total number of initial trust student loans and the total number of borrowers in the portfolio of initial trust student loans.  For ease of administration, the master servicer separates a consolidation loan on its system into two separate loan segments if that consolidation loan has both subsidized and unsubsidized segments.  The following tables reflect those loan segments within the number of loans.

Percentages and dollar amounts in any table may not total 100% of the trust student loan balance, as applicable, due to rounding.

Following the sale of additional trust student loans during the supplemental purchase period to the issuing entity and the addition of any add-on consolidation loans, the aggregate characteristics of the final pool of trust student loans may vary from those shown in the following tables for the initial pool of trust student loans.  If the aggregate characteristics of the final pool of trust student loans are materially different from those shown in the following tables, updated information will be provided in the first quarterly report for the period in which the supplemental purchase period or the add-on consolidation period, as applicable, ends.

COMPOSITION OF THE INITIAL TRUST STUDENT LOANS
AS OF THE STATISTICAL CUTOFF DATE

Aggregate Outstanding Principal Balance	$1,171,211,683
Number of Borrowers	57,871
Average Outstanding Principal Balance Per Borrower	$20,238
Number of Loans	98,580
Average Outstanding Principal Balance Per Loan	$11,881
Weighted Average Remaining Term to Scheduled Maturity	227 months
Weighted Average Annual Borrower Interest Rate	5.76%

The weighted average remaining term to the scheduled maturity shown in the table has been determined from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

As of the statistical cutoff date, the weighted average spread, including special allowance payments but excluding any borrower incentives that are currently in place, to the three-month commercial paper rate was 2.64%.  See “Appendix A—Federal Family Education Loan Program—Special Allowance Payments” in the free-writing base prospectus.

The three-month commercial paper rate is the average of the bond equivalent rates of the three-month commercial paper (financial) rates in effect for each of the days in a calendar quarter as reported by the Federal Reserve in Publication H.15 (or its successor) for that calendar quarter.

The following table provides information about the initial trust student loans regarding the loan type.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY SUBSIDY STATUS

AS OF THE STATISTICAL CUTOFF DATE

Subsidy Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Subsidized	49,203	$ 575,857,444	49.2%
Unsubsidized	49,377	595,354,239	50.8
Total	98,580	$1,171,211,683	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY BORROWER INTEREST RATES AS OF

THE STATISTICAL CUTOFF DATE

Borrower Interest Rates	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
2.51% - 3.00%	328	$ 4,852,395	0.4%
3.01% - 3.50%	1,591	25,585,953	2.2
3.51% - 4.00%	2,171	36,153,740	3.1
4.01% - 4.50%	2,322	42,487,442	3.6
4.51% - 5.00%	26,915	334,278,220	28.5
5.01% - 5.50%	16,861	184,658,384	15.8
5.51% - 6.00%	3,227	46,406,622	4.0
6.01% - 6.50%	6,179	91,845,513	7.8
6.51% - 7.00%	15,279	160,754,954	13.7
7.01% - 7.50%	19,034	176,005,397	15.0
7.51% - 8.00%	3,499	47,295,067	4.0
8.01% - 8.50%	1,174	20,887,995	1.8
Total	98,580	$1,171,211,683	100.0%

The interest rates shown in the table above were determined using the interest rates applicable to the initial trust student loans as of the statistical cutoff date.  Because most of the initial trust student loans bear interest at various fixed rates and because trust student loans with different interest rates are likely to be repaid at different rates, this information will not remain applicable to the initial trust student loans in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” in the free-writing base prospectus.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY OUTSTANDING PRINCIPAL BALANCE PER BORROWER AS OF

THE STATISTICAL CUTOFF DATE

Range of Outstanding Principal Balance	Number of Borrowers	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
$0.01 - $5,000.00	167	$ 454,586	*
$5,000.01 - $10,000.00	10,088	86,947,395	7.4%
$10,000.01 - $15,000.00	17,087	210,589,331	18.0
$15,000.01 - $20,000.00	11,692	202,558,782	17.3
$20,000.01 - $25,000.00	6,469	143,809,198	12.3
$25,000.01 - $30,000.00	3,525	96,253,334	8.2
$30,000.01 - $35,000.00	2,329	75,407,419	6.4
$35,000.01 - $40,000.00	1,773	66,279,897	5.7
$40,000.01 - $45,000.00	1,158	49,128,742	4.2
$45,000.01 - $50,000.00	942	44,764,106	3.8
$50,000.01 - $55,000.00	616	32,134,853	2.7
$55,000.01 - $60,000.00	475	27,215,857	2.3
$60,000.01 - $65,000.00	311	19,393,396	1.7
$65,000.01 - $70,000.00	229	15,446,621	1.3
$70,000.01 - $75,000.00	202	14,648,340	1.3
$75,000.01 - $80,000.00	157	12,155,570	1.0
$80,000.01 - $85,000.00	104	8,574,659	0.7
$85,000.01 - $90,000.00	89	7,785,436	0.7
$90,000.01 - $95,000.00	65	6,011,612	0.5
$95,000.01 - $100,000.00	53	5,148,197	0.4
Greater than $100,000.00	340	46,504,353	4.0
Total	57,871	$1,171,211,683	100.0%

—————————

*

Indicates a number less than 0.1% but greater than 0.0%.

The following table provides information about the initial trust student loans regarding the days of delinquency.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY NUMBER OF DAYS DELINQUENT AS OF

THE STATISTICAL CUTOFF DATE

Days Delinquent	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Current	76,505	$927,142,367	79.2%
1 to 30 days	10,878	127,391,395	10.9
31 to 60 days	3,946	43,282,501	3.7
61 to 90 days	2,887	30,354,983	2.6
91 to 120 days	1,659	15,663,267	1.3
121 to 150 days	1,463	14,961,702	1.3
151 to 180 days	970	10,039,543	0.9
181 to 210 days	272	2,375,927	0.2
Total	98,580	$1,171,211,683	100.0%

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY REMAINING TERM TO FINAL SCHEDULED MATURITY

AS OF THE STATISTICAL CUTOFF DATE

Number of Months Remaining to Final Scheduled Maturity	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
0 - 12	25	$ 1,767	*
13 - 24	54	8,411	*
25 - 36	62	15,592	*
37 - 48	111	252,802	*
49 - 60	731	4,620,973	0.4%
61 - 72	297	1,463,886	0.1
73 - 84	338	2,109,345	0.2
85 - 96	391	2,677,862	0.2
97 - 108	343	2,773,629	0.2
109 - 120	1,844	17,396,942	1.5
121 - 132	517	2,849,401	0.2
133 - 144	12,114	65,569,083	5.6
145 - 156	119	730,978	0.1
157 - 168	1,640	14,199,061	1.2
169 - 180	44,366	378,023,580	32.3
181 - 192	91	728,527	0.1
193 - 204	21	442,069	*
205 - 216	30	404,192	*
217 - 228	998	15,404,653	1.3
229 - 240	24,562	354,392,885	30.3
241 - 252	52	835,314	0.1
253 - 264	6	149,017	*
265 - 276	8	212,362	*
277 - 288	313	8,015,255	0.7
289 - 300	6,594	160,092,805	13.7
301 - 312	28	748,712	0.1
313 - 324	0	0	0.0
325 - 336	0	0	0.0
337 - 348	169	8,267,957	0.7
349 - 360	2,732	127,447,676	10.9
Greater than 360	24	1,376,948	0.1
Total	98,580	$1,171,211,683	100.0%

—————————

*

Indicates a number less than 0.1% but greater than 0.0%.

The numbers of months remaining to final scheduled maturity shown in the above table were determined from the statistical cutoff date to the stated maturity date of the applicable initial trust student loan without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

Current Borrower Payment Status	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Deferment	8,910	$117,148,919	10.0%
Forbearance	7,500	111,809,304	9.5
Repayment
First year in repayment	78,282	888,943,085	75.9
Second year in repayment	3,888	53,310,375	4.6
Total	98,580	$1,171,211,683	100.0%

Current borrower payment status refers to the status of the borrower of each initial trust student loan as of the statistical cutoff date.  The borrower:

•

may have temporarily ceased repaying the loan through a deferment or a forbearance period; or

•

may be currently required to repay the loan—repayment.

See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

The weighted average number of months in repayment for all initial trust student loans currently in repayment is approximately 7.0, calculated as the term to final scheduled maturity at the commencement of repayment less the number of months remaining to final scheduled maturity as of the statistical cutoff date.

SCHEDULED WEIGHTED AVERAGE REMAINING MONTHS IN
STATUS OF THE INITIAL TRUST STUDENT LOANS

BY CURRENT BORROWER PAYMENT STATUS AS OF

THE STATISTICAL CUTOFF DATE

	Scheduled Remaining Months in Status
Current Borrower Payment Status	Deferment	Forbearance	Repayment
Deferment	15.8	-	-
Forbearance	-	3.4	-
Repayment	-	-	221.1

The scheduled months in status shown in the table were determined without giving effect to any deferment or forbearance periods that may be granted in the future.  See “The Student Loan Financing Business of JPMorgan Chase Bank” and “Appendix A—Federal Family Education Loan Program” in the free-writing base prospectus.

GEOGRAPHIC DISTRIBUTION OF THE INITIAL TRUST STUDENT
LOANS AS OF THE STATISTICAL CUTOFF DATE

State	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
California	11,396	$134,261,960	11.5%
New York	6,874	83,774,337	7.2
Texas	5,347	65,074,005	5.6
Ohio	5,080	62,273,710	5.3
Illinois	4,885	60,698,604	5.2
Florida	4,958	58,268,086	5.0
Georgia	3,667	46,888,922	4.0
Michigan	3,209	38,396,177	3.3
North Carolina	3,128	36,742,546	3.1
Virginia	2,848	36,425,044	3.1
New Jersey	2,919	35,034,511	3.0
Massachusetts	2,960	33,361,738	2.8
Pennsylvania	2,699	31,977,101	2.7
Washington	2,604	29,395,219	2.5
Arizona	2,431	29,388,633	2.5
Maryland	1,900	26,207,067	2.2
Wisconsin	2,059	24,424,553	2.1
Colorado	2,104	23,999,649	2.0
Missouri	2,035	23,133,854	2.0
Alabama	1,876	21,895,605	1.9
Oregon	1,656	19,708,802	1.7
Minnesota	1,735	17,944,034	1.5
South Carolina	1,409	17,380,965	1.5
Tennessee	1,446	17,125,990	1.5
Puerto Rico	1,249	17,062,157	1.5
Indiana	1,535	16,396,431	1.4
Connecticut	1,438	16,255,084	1.4
Kentucky	1,422	15,102,896	1.3
Louisiana	1,161	13,888,278	1.2
Iowa	1,341	13,610,626	1.2
Other (1)	9,209	105,115,101	9.0
Total	98,580	$1,171,211,683	100.0%

(1)

Each state in the “Other” category represents less than 1% of the aggregate outstanding principal balance.

The geographic distribution shown in the table was based on the billing addresses of the borrowers of the initial trust student loans shown on the master servicer’s or subservicer’s records as of the statistical cutoff date.

Each of the trust student loans provides or will provide for the amortization of its outstanding principal balance over a series of regular payments.  Except as described below, each regular payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the trust student loan.  The amount received is applied first to interest accrued to the date of payment, and the balance of the payment, if any, is applied to reduce the unpaid principal balance.  Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.  In addition, if a borrower pays a monthly installment after its scheduled due date, the borrower may owe a fee on that late payment.  If a late fee is applied, such payment will be applied first to the applicable late fee, second to interest and third to principal.  As a result, the portion of the payment applied to reduce the unpaid principal balance may be less than it would have been had the payment been made as scheduled.

In either case, subject to any applicable deferment periods or forbearance periods, and except as provided below, the borrower pays a regular installment until the final scheduled maturity date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of that trust student loan.

The seller makes available through the master servicer and the subservicer, to the borrowers of student loans it holds, payment terms that may result in the lengthening of the remaining term of the student loans.  For example, not all of the trust student loans provide for level payments throughout the repayment term of the student loans.  Some trust student loans provide for interest only payments to be made for a designated portion of the term of the loans, with amortization of the principal of the loans occurring only when payments increase in the latter stage of the term of the loans.  Other loans provide for a graduated phase in of the amortization of principal with a greater portion of principal amortization being required in the latter stages than would be the case if amortization were on a level payment basis.  The seller also offers, through the master servicer or the subservicer, an income-sensitive repayment plan, under which repayments are based on the borrower’s income.  Under that plan, ultimate repayment may be delayed up to five years due to mandatory forbearance provisions.  Borrowers under trust student loans will continue to be eligible for the graduated payment and income-sensitive repayment plans.  See “The Student Loan Financing Business of JPMorgan Chase Bank” in the free-writing base prospectus.

The following table provides certain information about initial trust student loans subject to the repayment terms described in the preceding paragraphs.

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS
BY REPAYMENT TERMS AS OF THE STATISTICAL CUTOFF DATE

Loan Repayment Terms	Number of Loans	Aggregate Outstanding Principal Balance	Percent of Pool by Outstanding Principal Balance
Level Payment	50,560	$573,212,035	48.9%
Graduated Payment	48,020	597,999,648	51.1
Total	98,580	$1,171,211,683	100.0%

The master servicer or the subservicer may in the future offer repayment terms similar to those described above to borrowers of loans in the issuing entity who are not entitled to these repayment terms as of the statistical cutoff date.  If repayment terms are offered to borrowers, the weighted average life of the securities could be lengthened.

GUARANTORS OF STUDENT LOANS

The following table provides information with respect to the portion of the initial trust student loans guaranteed by each guarantor:

DISTRIBUTION OF THE INITIAL TRUST STUDENT LOANS

BY GUARANTOR AS OF THE STATISTICAL CUTOFF DATE

Guarantor	Number of Loans Guaranteed	Aggregate Outstanding Principal Balance of Loans Guaranteed	Percent of Pool by Outstanding Principal Balance Guaranteed
American Student Assistance	92,594	$1,093,405,259	93.4%
Pennsylvania Higher Education Assistance Agency	2,786	35,916,721	3.1
Texas Guaranteed Student Loan Corporation	3,200	41,889,703	3.6
Total	98,580	$1,171,211,683	100.0%

$1,221,700,000

Chase Education Loan Trust 2007-A
Issuing Entity

Student Loan-Backed Notes, Series 2007-A

$430,000,000 Floating Rate Class A-1 Student Loan-Backed Notes
$217,000,000 Floating Rate Class A-2 Student Loan-Backed Notes
$261,000,000 Floating Rate Class A-3 Student Loan-Backed Notes
$277,000,000 Floating Rate Class A-4 Student Loan-Backed Notes
$36,700,000 Floating Rate Class B Student Loan-Backed Notes

Collegiate Funding of Delaware, L.L.C.
Depositor

JPMorgan Chase Bank, National Association

Sponsor, Master Servicer and Administrator

_____________________

TERM SHEET

_____________________

JPMorgan
Barclays Capital
Credit Suisse
Lehman Brothers

Underwriters

_____________________

June     , 2007

ANNEX A-2

FWP dated June 22, 2007

COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES.BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND THE OTHER DOCUMENTS COLLEGIATE FUNDING OF DELAWARE, L.L.C. HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT COLLEGIATE FUNDING OF DELAWARE, L.L.C. AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, COLLEGIATE FUNDING OF DELAWARE, L.L.C., ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-866-669-7629.

Final Term Sheet

$1,221,700,000 Student Loan-Backed Notes, Series 2007-A

Chase Education Loan Trust 2007-A

Issuing Entity

Collegiate Funding of Delaware, L.L.C.

Depositor

JPMorgan Chase Bank, National Association

Sponsor, Master Servicer and Administrator

On July 2 2007, the issuing entity will issue the following classes of notes:

Class	Principal	Interest Rate	Final Scheduled Payment Date
Floating Rate Class A-1 Notes	$ 430,000,000	3-month LIBOR plus 0.01%	March 28, 2017
Floating Rate Class A-2 Notes	$ 217,000,000	3-month LIBOR plus 0.06%	March 30, 2020
Floating Rate Class A-3 Notes	$ 261,000,000	3-month LIBOR plus 0.07%	December 28, 2023
Floating Rate Class A-4 Notes	$ 277,000,000	3-month LIBOR plus 0.10%	June 28, 2039
Floating Rate Class B Notes	$ 36,700,000	3-month LIBOR plus 0.22%	June 28, 2040

There is no established trading market for the notes. Application has been made to the Irish Financial Services Regulatory Authority, as competent authority under Directive 2003/71/EC, for the final prospectus to be approved. Application has been made to the Irish Stock Exchange for the notes to be admitted to the Official List and trading on its regulated market. There can be no assurance that such listing will be granted.  Such approval relates only to the notes which are to be admitted to trading on the regulated market of the Irish Stock Exchange or other regulated markets for the purposes of Directive 93/22/EEC or which are to be offered to the public in any Member State of European Economic Area.  Expenses relating to the admission to trading on the Irish Stock Exchange will be paid by the sponsor.

The notes are being offered through the underwriters when and if issued.  The notes are not being offered in any state or other jurisdiction where the offer is prohibited.

This document constitutes a “free-writing prospectus” within the meaning of Rule 405 under the Securities Act of 1933, as amended.

The notes are asset-backed securities issued by, and are obligations of, the issuing entity, which is a trust.  They are not obligations of or interests in JPMorgan Chase Bank, National Association, any of its affiliates, or any other person.

The notes are not guaranteed or insured by the United States or any governmental agency.

	Price to Public	Underwriting Discount	Proceeds to Depositor
Per Floating Rate Class A-1 Note	100.0%	0.180%	99.820%
Per Floating Rate Class A-2 Note	100.0%	0.215%	99.785%
Per Floating Rate Class A-3 Note	100.0%	0.235%	99.765%
Per Floating Rate Class A-4 Note	100.0%	0.270%	99.730%
Per Floating Rate Class B Note	100.0%	0.300%	99.700%

The depositor expects its proceeds from the sale of the notes to be $1,218,988,100 before deducting expenses payable by the administrator estimated to be $1,183,622 and certain deposits to be made by the issuing entity.

Neither the SEC nor any state securities commission has approved or disapproved the securities or determined whether this prospectus supplement or the prospectus is accurate or complete.  Any contrary representation is a criminal offense.

Underwriters

JPMorgan

                                                        Barclays Capital

Credit Suisse

 Lehman Brothers

June 22, 2007

The closing date for this offering will be July 2, 2007.

The initial accrual period for the notes will begin on the closing date and end on September 27, 2007, the day before the first quarterly payment date.  LIBOR for the first accrual period will be determined by the following formula:

x + 26 / 30 * (y-x)

where:

x = two-month LIBOR, and

y = three-month LIBOR.

The extended consolidation loan add-on period will end on the earlier of (a) July 2, 2010 and (b) the date on which the aggregate principal balance (including accrued interest to be capitalized) of all add-on consolidation loans acquired since the end of the consolidation loan add-on period equals $150,000.

Expenses incurred to establish the issuing entity and issue the notes (other than fees that are due to the underwriters with respect to the notes) are payable by the administrator. An estimate of such expenses, as of the closing date, is $1,183,622.

The underwriters have agreed, subject to the terms and conditions of the underwriting agreement dated June 22, 2007, to purchase all of the notes listed above if any of such notes are purchased.  The underwriters have advised the depositor that they propose initially to offer the notes to the public at the prices listed below, and to certain dealers at these prices less concessions not in excess of the concessions listed below.  The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may be changed.

	Initial Public	Underwriting	Proceeds to the
	Offering Price	Discount	Depositor	Concession	Reallowance
Per Class A-1 Note	100.0%	0.180%	99.820%	0.108%	0.0540%
Per Class A-2 Note	100.0%	0.215%	99.785%	0.129%	0.0645%
Per Class A-3 Note	100.0%	0.235%	99.765%	0.141%	0.0705%
Per Class A-4 Note	100.0%	0.270%	99.730%	0.162%	0.0810%
Per Class B Note	100.0%	0.300%	99.700%	0.180%	0.0900%
Total	$1,221,700,000	99.778%	$1,218,988,100

The prices and proceeds shown in the table do not include any accrued interest.  The actual prices and proceeds will include interest, if any, from the closing date.  The proceeds shown are before deducting estimated expenses of $1,183,622 payable by the administrator.